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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2004

Click Commerce, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0001107050 (Commission File Number)	36-4088644 (IRS Employer Identification No.)
200 East Randolph Drive, 52nd Floor Chicago, Illinois 60601 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (312) 482-9006
N/A (Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(6) under the Exchange Act (17 CFR 240.14d-2(6))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

        On July 6, 2004, Click Commerce, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Filing") in connection the completion of the acquisition of bTrade, Inc. ("bTrade"). This amendment is being filed to amend the Original Filing to include the financial statements required by Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(a)
Financial Statements of Business Acquired.

Audited financial statements for bTrade for the fiscal years ended December 31, 2002 and 2003, attached hereto as Annex A.

(b)
Pro Forma Financial Information.

Unaudited pro forma condensed combining balance sheet as of June 30, 2004 and the unaudited pro-forma condensed combining statements of operations for the Company for the six months ended June 30, 2004 and the fiscal year ended December 31, 2003, attached hereto as Annex B.

(c)
Exhibits.

Exhibit Number	Description
2.1	Merger Agreement, dated June 17, 2004+
23.1	Consent of Grant Thornton LLP
99.1	Press Release, dated July 6, 2004, regarding the completion of the bTrade acquisition+

+
Previously filed with the Company's current report on Form 8-K, dated July 6, 2004, which was filed with the Securities and Exchange Commission on July 6, 2004.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC.
	By:	/s/ MICHAEL W. NELSON Michael W. Nelson Vice President, Chief Financial Officer and Treasurer
Date: September 13, 2004

3

Annex A

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements:
Report of Independent Registered Public Accounting Firm
Balance Sheets as of December 31, 2003 and 2002
Statements of Operations for the years ended December 31, 2003 and 2002
Statements of Shareholders' Equity (Deficit) for the years ended December 31, 2003 and 2002
Statements of Cash Flows for the years ended December 31, 2003 and 2002
Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors
bTrade, Inc.

        We have audited the accompanying balance sheets of bTrade, Inc. (the Company) as of December 31, 2003 and 2002, and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  GRANT THORNTON, LLP

Dallas, Texas
September 8, 2004

bTrade, Inc.

BALANCE SHEETS

December 31,

	2003	2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$972,083	$1,035,427
Accounts receivable, less allowance for doubtful accounts of $23,922 and $81,663 at December 31, 2003 and 2002, respectively	664,575	1,645,271
Other current assets	134,863	225,620

Total current assets	1,771,521	2,906,318
PROPERTY AND EQUIPMENT, net	536,189	1,265,996
OTHER ASSETS	35,340	45,604

Total assets	$2,343,050	$4,217,918

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$474,959	$842,095
Deferred revenue	1,202,646	892,648
Current portion of debt	1,379,868	397,574
Current portion of capital lease liability	—	5,910

Total current liabilities	3,057,473	2,138,227
LONG-TERM PORTION OF DEBT	—	857,712

Total liabilities	3,057,473	2,995,939

The accompanying notes are an integral part of this financial statement.

bTrade, Inc.

BALANCE SHEETS—CONTINUED

December 31,

	2003	2002
SHAREHOLDERS' EQUITY (DEFICIT)
Convertible redeemable preferred stock, $0.01 par value, 50,000,000 shares authorized:
Convertible redeemable Series A-1 preferred stock—3,879,298 shares issued and outstanding at December 31, 2003 and 2002, (aggregate liquidation value $6,794,615)	$38,793	$38,793
Convertible redeemable Series B-1 preferred stock—7,635,060 shares issued and outstanding at December 31, 2003 and 2002, (aggregate liquidation value $17,011,309)	76,351	76,351
Convertible redeemable Series C preferred stock—11,209,734 and 10,505,620 shares issued and outstanding at December 31, 2003 and 2002, respectively (aggregate liquidation value $16,671,363)	112,097	105,056
Convertible redeemable Series Z preferred stock—no shares issued or outstanding	—	—
Common stock, $0.01 par value—100,000,000 shares authorized; 7,087,221 and 6,920,921 shares issued and outstanding at December 31, 2003 and 2002, respectively	70,873	69,210
Additional paid-in capital	28,185,255	27,365,372
Accumulated deficit	(29,071,725)	(26,301,553)
Officer's note receivable	(100,000)	(100,000)
Deferred stock compensation	(26,067)	(31,250)

Total shareholders' equity (deficit)	(714,423)	1,221,979

Total liabilities and shareholders' equity (deficit)	$2,343,050	$4,217,918

The accompanying notes are an integral part of this financial statement.

bTrade, Inc.

STATEMENTS OF OPERATIONS

Years ended December 31,

	2003	2002
Revenues
Software licenses	$1,953,452	$3,324,962
Services, maintenance, and other	3,833,765	3,743,503

	5,787,217	7,068,465
Cost of revenues
Software licenses	239,218	720,742
Services, maintenance, and other	1,729,630	2,033,176

	1,968,848	2,753,918

Gross profit	3,818,369	4,314,547
Operating expenses
Sales and marketing	2,739,554	2,738,828
Research and development	2,636,893	2,621,152
General and administrative	1,266,747	1,695,998

	6,643,194	7,055,978

Loss from operations	(2,824,825)	(2,741,431)
Other income	155,367	—
Interest expense, net	(100,714)	(106,774)

Net loss	$(2,770,172)	$(2,848,205)

The accompanying notes are an integral part of this financial statement.

bTrade, Inc.

STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

Years ended December 31, 2003 and 2002

			Convertible Redeemable Preferred Stock
	Common Stock		Series A-1		Series B-1		Series C
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional paid-in Capital	Accumulated Deficit	Officer's Note Receivable	Deferred Stock Compensation	Total
Balance at January 1, 2002	5,703,301	$57,034	3,879,298	$38,793	7,635,060	$76,351	9,801,506	$98,015	$26,524,321	$(23,453,348)	$(100,000)	$(52,397)	$3,188,769
Issuance of preferred stock, net of offering costs of $17,385	—	—	—	—	—	—	704,114	7,041	792,346	—	—	—	799,387
Issuance of restricted common stock for software (Note H)	1,300,000	13,000	—	—	—	—	—	—	52,000	—	—	—	65,000
Forfeiture of restricted stock	(82,380)	(824)	—	—	—	—	—	—	(3,295)	—	—	—	(4,119)
Amortization of deferred compensation	—	—	—	—	—	—	—	—	—	—	—	21,147	21,147
Net loss	—	—	—	—	—	—	—	—	—	(2,848,205)	—	—	(2,848,205)

Balance at December 31, 2002	6,920,921	69,210	3,879,298	38,793	7,635,060	76,351	10,505,620	105,056	27,365,372	(26,301,553)	(100,000)	(31,250)	1,221,979
Exercise of common stock options	70,000	700	—	—	—	—	—	—	6,300	—	—	—	7,000
Issuance of preferred stock	—	—	—	—	—	—	704,114	7,041	809,731	—	—	—	816,772
Issuance of restricted stock	100,000	1,000	—	—	—	—	—	—	4,000	—	—	(5,000)	—
Forfeiture of restricted stock	(3,700)	(37)	—	—	—	—	—	—	(148)	—	—	185	—
Amortization of deferred compensation	—	—	—	—	—	—	—	—	—	—	—	9,998	9,998
Net loss	—	—	—	—	—	—	—	—	—	(2,770,172)	—	—	(2,770,172)

Balance at December 31, 2003	7,087,221	$70,873	3,879,298	$38,793	7,635,060	$76,351	11,209,734	$112,097	$28,185,255	$(29,071,725)	$(100,000)	$(26,067)	$(714,423)

The accompanying notes are an integral part of this financial statement.

bTrade, Inc.

STATEMENTS OF CASH FLOWS

Years ended December 31,

	2003	2002
Cash flows from operating activities
Net loss	$(2,770,172)	$(2,848,205)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	802,094	1,528,014
Gain on disposal of property and equipment	(124,959)	—
Bad debt expense (benefit)	20,000	(20,000)
Stock-based compensation expense	9,998	17,028
Changes in operating assets and liabilities
Accounts receivable	960,696	(1,048,325)
Other assets	101,021	191,096
Accounts payable and accrued expenses	(367,136)	141,939
Deferred revenue	309,998	66,649

Net cash used in operating activities	(1,058,460)	(1,971,804)
Cash flows from investing activities
Proceeds from disposal	150,804	—
Capital expenditures	(98,132)	(70,854)

Net cash provided by (used in) investing activities	52,672	(70,854)
Cash flows from financing activities
Proceeds from long-term debt	—	186,187
Payments on capital leases	(5,910)	(61,937)
Payments on long-term debt	(405,124)	(599,877)
Proceeds from convertible notes	529,706	—
Proceeds of preferred stock issuance, net of offering costs	816,772	799,387
Proceeds from exercise of stock options	7,000	—

Net cash provided by financing activities	942,444	323,760

Net decrease in cash and cash equivalents	(63,344)	(1,718,898)
Cash and cash equivalents at beginning of year	1,035,427	2,754,325

Cash and cash equivalents at end of year	$972,083	$1,035,427

Supplemental disclosures of cash flow information
Cash paid for interest	$67,247	$104,399

Purchase of fixed assets with stock	$—	$65,000

The accompanying notes are an integral part of this financial statement.

bTrade, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2003 and 2002

NOTE A—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        bTrade, Inc. (the Company), a Texas corporation (formerly bTrade.com, Inc. and Comm-Press, Inc.), delivers collaborative network management solutions that allow customers to model their business processes with their trading partners, and exchange business information over the Internet. The Company employs advanced security, encryption, and compression technologies to ensure that digital assets are protected and transferred securely with a full audit trail, providing features for rapid deployment of client software to enable large trading communities. The Company's operations are based in Irving, Texas, and the Company sells its services and products to various entities, primarily in the United States of America.

Revenue Recognition

        The Company's revenues consist of software license revenue, managed service revenue, professional service revenue, and maintenance revenue. Revenues are recognized in accordance with Statement of Position (SOP) 97-2, "Software Revenue Recognition," as modified by SOP 98-9, "Modification to SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions." Software license revenues are recognized upon shipment, provided fees are fixed and determinable and collection is probable. Revenue for agreements that include one or more elements to be delivered at a future date is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the agreement fee is recognized as license revenue.

        Revenue related to development services is recognized when the project is complete.

        Revenue from managed services and professional services are recognized as services are provided. Maintenance revenue is recognized ratably over the term of the agreement.

        The Company warrants that its products will function substantially in accordance with the documentation provided to customers for various periods, generally three months. Historically, the Company has not incurred any significant expenses related to warranty claims and has not recorded a specific reserve for warranty claims.

Deferred Revenue

        Deferred revenue represents amounts collected from customers prior to complete performance of maintenance services or recognition of software license revenue.

Cash and Cash Equivalents

        The Company considers all highly liquid investments with original maturities of thee months or less at the date of purchase to be cash equivalents.

Accounts Receivable and Concentration of Credit Risk

        Financial instruments that potentially subject the Company to a concentration of credit risk are accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. An allowance for doubtful accounts is maintained based upon the expected collectibility of all accounts receivable. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time accounts are past due, previous loss history and the customer's current ability to pay. The Company writes-off accounts receivable when they become uncollectible.

        A rollforward of the allowance for doubtful accounts is as follows:

	2003	2002
Balance at January 1	$81,663	$155,167
Provision (benefit)	20,000	(20,000)
Write offs	(77,741)	(53,504)

Balance at December 31	$23,922	$81,663

Property and Equipment

        Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives, which range from two to seven years. Leasehold improvements are stated at cost and amortized over the shorter of the estimated useful life or the remaining lease term. Property and equipment under capital leases are amortized over the term of the leases and such amortization is included in depreciation and amortization.

Software Development and Research and Development Costs

        Research and development costs incurred prior to the establishment of technological feasibility are expensed as incurred. Certain software development costs incurred after technological feasibility are capitalizable subject to an evaluation of the recoverability of any capitalized costs based on amounts expected to be realized from sales of related products. In general, and throughout the Company's history, the establishment of technological feasibility of the Company's products and general release of such software have substantially coincided. As a result, software development costs qualifying for capitalization have been insignificant and, therefore, the Company has expensed all software development costs.

Income Taxes

        The Company accounts for income taxes using the liability method where deferred tax assets and liabilities are determined based on differences between the financial statement and tax bases of assets and liabilities using the statutory tax rates in effect for the year in which the differences are expected to be settled or realized. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, realization is not reasonably assured.

Fair Value of Financial Instruments

        The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses and debt approximates fair value based on the short-term maturity of these instruments.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

        The Company accounts for its stock-based compensation plans in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations. Under APB 25, compensation expense is measured for stock option grants as the excess, if any, of the fair market value of the underlying stock on the date of grant over the option's exercise price. Such stock compensation is recognized using the straight-line method over the vesting period. All equity-based awards to nonemployees are accounted for at fair value in accordance with Statement of Financial Accounting Standards No. 123 (SFAS 123) Accounting for Stock-Based Compensation. The Company has adopted the disclosure-only provisions of SFAS 123. The following table illustrates the effect on net loss as if the fair value based method had been applied to all awards granted.

	2003	2002
Net loss, as reported	$(2,770,172)	$(2,848,205)
Less: Stock-based employee compensation expense determined under fair value based method for all awards	(21,966)	(19,886)

Pro forma net loss	$(2,792,138)	$(2,868,091)

        The fair-value was estimated at the date of grant using a minimum value option pricing model with the following assumptions: risk-free interest rate of 5% in 2003 and 2002; no dividends, and an expected life of five years. The weighted-average grant date fair value of common stock options granted during 2003 and 2002 was $0.02 per share, respectively.

NOTE B—PROPERTY AND EQUIPMENT

        Property and equipment consists of the following at December 31,

	2003	2002
Computer equipment	$2,699,543	$2,813,527
Furniture and fixtures	679,619	679,619
Leasehold improvements	151,415	161,634
Computer equipment under capitalized leases	416,520	416,520
Purchased software	1,368,662	1,309,823

	5,315,759	5,381,123
Less accumulated depreciation and amortization	(4,779,570)	(4,115,127)

	$536,189	$1,265,996

        During 2003, property and equipment which had a net book value of $25,845 was stolen and the Company received insurance proceeds of $150,804, thus resulting in a gain of $124,959 which is recorded in other income in the statement of operations.

NOTE C—ACCOUNTS PAYABLE AND ACCRUED EXPENSES

        Accounts payable and accrued expenses consist of the following at December 31, 2003 and 2002:

	2003	2002
Accounts payable	$158,516	$343,766
Payroll related	170,982	340,964
Other	145,461	157,365

	$474,959	$842,095

NOTE D—DEBT

        The Company has a credit facility that consists of a $1,000,000 term loan and a $1,250,000 line of credit, which is limited by a borrowing base. Interest rates for the term loan are the greater of prime rate (4.25%) plus 1.25% or 6%. Interest rates for the line of credit are the greater of the prime rate plus 1.50% or 6%. The term loan is payable in 30 equal installments of principal and interest of $36,000 through October 2004. The line of credit is due April 28, 2004, and interest on the line of credit is due and payable monthly. All assets of the Company are pledged as collateral. The credit facility contains certain covenants, a liquidity ratio, and a rolling three-month EBITDA covenant. As of December 31, 2003, the term loan balance was $350,252 and the line of credit balance was $499,910, with $750,090 available under the line of credit. In connection with the credit facility, the Company granted warrants to the lender, at the inception of the credit facility, to purchase 42,025 shares of the Company's common stock at an exercise price of $1.16 per share which expire on April 30, 2009. The warrants were determined to have minimal value at the date of grant.

        On November 20, 2003, the Company entered into an agreement with existing investors for convertible notes of $529,706. The aggregate amount of the notes bear interest at 12% per annum. Maturity of the notes is October 31, 2004. This note and the credit facility were repaid in July 2004 in conjunction with the acquisition of the Company. See Note J for further discussion.

NOTE E—COMMON AND PREFERRED STOCK

Series A-1 and Series B-1 Convertible Redeemable Preferred Stock

        At December 31, 2003 and 2002, there were 3,879,298 shares of Series A-1 Preferred Stock outstanding and 7,635,060 shares of Series B-1 Preferred Stock outstanding.

        The holders of the Series A-1 and Series B-1 Preferred Stock are entitled to receive cumulative dividends at a per annum rate of 10% of the original Series A-1 and Series B-1 issue price, respectively. Dividend rights of Series C Preferred Stock are senior to those of Series B-1 Preferred Stock and dividend rights of Series B-1 Preferred Stock are senior to those of Series A-1 Preferred Stock. Dividends on Series A-1 and Series B-1 Preferred Stock are cumulative and accrue whether or not earned or declared. Such dividends on Series A-1 Preferred Stock may be paid in either cash or common stock at the then conversion price of the Series A-1 Preferred Stock, as determined by majority vote of the Series A-1 Preferred Stock. Such dividends on Series B-1 Preferred Stock may be paid in either cash or common stock at the then conversion price of the Series B-1 Preferred Stock, as determined by majority vote of the Series B-1 Preferred Stock.

        Each share of Series A-1 Preferred Stock has an aggregate liquidation preference equal to the sum of $1.16 per share (A1) and the historical accrued but unpaid dividends on the Series A Preferred Stock plus the accrued but unpaid dividends on the Series A-1 Preferred Stock (A2). Each share of Series B-1 Preferred Stock has an aggregate liquidation preference equal to the sum of $1.16 per share (B1), the historical accrued but unpaid dividends on the Series B Preferred Stock (B2) plus the accrued but unpaid dividends on the Series B-1 Preferred Stock, and $0.58 per share (B3). The B1 and B2 components of the Series B-1 Preferred Stock aggregate liquidation preference rank senior to the A1 and A2 components of the Series A-1 Preferred Stock aggregate liquidation preference. The A1 and A2 components of the Series A-1 Preferred Stock aggregate liquidation preference rank senior to the B3 component of the Series B Preferred Stock aggregate liquidation preference. Historical accrued dividends of $916,942 on the Series A Preferred Stock and accrued dividends of $1,377,686 on the Series A-1 Preferred Stock have been included in the Series A-1 Preferred Stock aggregate liquidation preference of $6,794,615 at December 31, 2003. Historical accrued dividends of $1,282,159 on the Series B Preferred Stock, less $267,356 in accrued dividends forfeited upon conversion of shares to common stock rather than Series B-1 Preferred Stock and accrued dividends of $2,711,502 on the Series B-1 Preferred Stock have been included in the Series B-1 Preferred Stock aggregate liquidation preference of $17,011,309 at December 31, 2003.

        The Series A-1 and Series B-1 Preferred Stock is convertible at any time into common shares at the option of the holder. The Series A-1 and Series B-1 Preferred shareholders have voting rights equal to the number of common shares they would have upon conversion into common stock. The Company's Articles of Incorporation provide for certain antidilution provisions whereby the ownership percentage of the holders of Series A-1 and Series B-1 Preferred Stock remains constant in the event of stock splits, stock dividends, recapitalization, or other similar items.

Warrants

        Warrants representing 25% of the principal amount of subordinated convertible notes issued in 2001 were issued to each note holder, with the right to purchase Series B Preferred Stock at a price per share equal to $4.62, the then current conversion price of Series B Preferred Stock. The Warrants were amended in 2001 and replaced in entirety in connection with the Series C Participation Offer with warrants to purchase 366,379 shares of Series B-1 Preferred Stock (Amended Warrants). For those existing investors participating in the Series C Participation Offer, the Amended Warrants provided for the purchase of 301,724 shares of Series B-1 Preferred Stock at $0.01 per share. For those existing investors who did not participate in the Series C Participation Offer, the Amended Warrants provided for the purchase of 64,655 shares of Series B-1 Preferred Stock at $1.16 per share. The Amended Warrants are exercisable at any time on or before January 2, 2008. The Company did not record any additional interest expense relating to the original warrants issued as the fair value of the warrants originally issued was not significant. As the Amended Warrants were issued in conjunction with the Series C Participation Offer, the fair value of approximately $350,000 was recorded as a deemed dividend in 2001. Since both the value of the Amended Warrants and the deemed dividend were credited/charged to additional capital, there is no net effect on additional capital.

Series C Convertible Redeemable Preferred Stock

        The Series C Preferred Stock ranks senior to the Company's other securities with respect to both dividends and liquidation preferences in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company. Each share of Series C Preferred Stock has cumulative preferential dividends of 10% per annum from the date of issue, is convertible into one share of common stock; and has voting rights equal to the number of common shares to be received upon conversion into common stock. Dividends on Series C Preferred Stock are cumulative and accrue whether or not earned or declared. Such dividends may be paid in either cash or common stock at the then conversion price of the Series C Preferred Stock, as determined by the two-thirds vote of the Series C Preferred Shareholders. Each share of Series C Preferred Stock has a liquidation preference equal to $1.16 per share plus accrued but unpaid dividends. Accrued dividends of $3,668,072 have been included in the aggregate liquidation preference of $16,671,363 at December 31, 2003.

        The Series C Preferred Stock is convertible at any time into common shares at the option of the holder. The holders of at least two-thirds of the Series C Preferred Stock have the right to require the Company to redeem all outstanding shares of the Series C Preferred Stock any time after March 31, 2005, for a per share price equal to the fair market value of the Company's common stock on the repurchase date plus all accrued and unpaid dividends. If the Company is unable to pay the redemption price to all Series C Preferred shareholders within 90 days of the redemption date, the holders of at least two-thirds of the Series C Preferred Stock may request the Company to effect the sale of all or substantially all of the assets of the Company as specified in the Company's Fourth Amended and Restated Articles of Incorporation.

        On September 30, 2002, the Company issued 704,114 shares of Series C Preferred Stock for $799,387, net of issuance costs.

        On January 30, 2003, the Company issued 704,114 shares of Series C Preferred Stock for $816,772 (including $29,000 to an officer), net of issuance costs.

        The Company's Articles of Incorporation provide for certain antidilution provisions whereby the ownership percentage of the holders of Series C Preferred Stock remains constant in the event of stock splits, stock dividends, recapitalization, or other similar items.

Officer's Note Receivable

        As a part of the Series C Preferred Stock Purchase Agreement executed on April 30, 2001, a $100,000 nonrecourse promissory note was executed by an officer of the Company, payable to the Company. The interest rate is 4.58%, adjusted July 1 and January 1 of each year. Principal and any accrued interest are due and payable on July 1, 2005, or 45 days after written demand for payment is made. As part of the acquisition of the Company described in Note J, this note was forgiven.

Series Z Convertible Redeemable Preferred Stock

        On April 30, 2001, the Company amended its Articles of Incorporation to authorize the issuance of 1,250,000 shares of Series Z Convertible Redeemable Preferred Stock (the Series Z Preferred Stock). The holders of Series Z Preferred Stock shall not be entitled to receive any dividends or have any voting rights. Series Z Preferred Stock follows Series C Preferred Stock in preference under any liquidation event. Each share of Series Z Preferred Stock is convertible into one share of common stock. The Company's Articles of' Incorporation provide for certain antidilution provisions whereby the ownership percentage of the holders of Series Z Preferred Stock remains constant in the event of stock splits, stock dividends, recapitalization, or other similar items.

        At December 31, 2003, there were no shares of Series Z Preferred Stock issued as restricted stock under the Approved and Restated 1999/Equity Incentive Plan.

Automatic Conversion

        All classes of Preferred Stock are subject to automatic conversion into shares of the Company's common stock upon the first sale of the Company's common stock to the public pursuant to an effective registration statement under the Securities Act of 1933 in which the public offering price per share is not less than five times the original Series C Preferred Stock issue price and with gross proceeds of at least $25 million.

Preferred Stock Redemption Rights

        The redemption of Series A-1, B-1, and Z Preferred Stock is triggered upon the redemption of Series C Preferred Stock. Holders of at least two-thirds of the outstanding shares of Series C Preferred Stock may require the redemption on or after March 31, 2005. If the redemption of Series C Preferred Stock is required, the Company is required to redeem all outstanding shares of Series A-1, B-1, and Z Preferred Stock. All outstanding preferred stock shall be redeemed in the order specified and in the amounts required as if the Company were liquidated and dissolved. The Preferred Stock may also be redeemed in the event of default. Events of default include: failure by the Company to pay when due all or any part of the Redemption Price; material breach of representation in the Series C Preferred Stock Purchase Agreement; uncured failure by the Company to observe or perform any covenant or agreement set forth in the Investor Rights Agreement or the Fourth Amended and Restated Shareholders Agreement; uncured failure by the Company to observe or perform any covenant or agreement of the Company contained in the Fourth Amended and Restated Articles of Incorporation of the Company; bankruptcy of the Company or any subsidiary; uncured default in any provision (including payment) of any agreement governing the terms of any indebtedness for borrowed money of the Company or any subsidiary thereof in excess of $500,000; and judgments or orders for the payment of money which, in the aggregate, at any one time exceed $500,000, are not covered by insurance, have been rendered against the Company or any subsidiary thereof by a court of competent jurisdiction, and such judgments or orders continue unsatisfied and unstayed for a period of sixty days.

Shares Reserved for Future Issuance

        At December 31, 2003, the Company had common stock reserved for future issuance of 27.6 million shares, which includes stock options, warrants, and preferred stock.

NOTE F—INCOME TAXES

        The Company recorded no tax benefit in 2003 and 2002. The difference between the benefit for income taxes and the amount determined by applying the U.S. Federal statutory rate to the loss before taxes primarily results from the recording of a full valuation allowance against the net deferred tax asset due to the uncertainty surrounding the realization of the net deferred tax asset based on the Company's earnings history.

        Deferred income tax assets and liabilities are as follows:

	December 31,
	2003	2002
Assets
Net operating loss carryforwards	$9,036,242	$8,502,583
Fixed assets	157,277	128,167
Accounts payable and accrued expenses	127,538	228,714
Deferred maintenance	509,880	432,700
Charitable contributions	157,942	157,942
Other	11,532	27,765

	10,000,411	9,477,871
Liabilities
Accounts receivable	341,424	724,872
Prepaids	40,344	70,215

	381,768	795,087

	9,618,643	8,682,784
Less valuation allowance	(9,618,643)	(8,682,784)

Net deferred tax assets	$—	$—

        On December 31, 2003, the Company had net operating loss carryforwards for income tax purposes of approximately $26.6 million, which will begin to expire in 2018. The amount of such carryforwards available for use in any given year may be reduced as a result of ownership changes and other limitations.

NOTE G—EMPLOYEE BENEFIT PLAN

        In 2003 and 2002, the Company provided a 401(k) Savings Plan that allows for employees to make pretax contributions ranging from 0% to 20% of each employee's base salary. The Company does not make matching contributions.

NOTE H—STOCK OPTIONS AND SHAREHOLDERS' EQUITY

        In March 1999, the Board of Directors approved the 1999 Equity Incentive Plan (the Plan). Under the Plan, employees and consultants of the Company and its affiliates may be given an opportunity to acquire interests in the Company under various types of long-term incentive awards, including stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards. On April 26, 2001, the Company adopted the Approved and Restated 1999 Equity Incentive Plan (the Restated Plan). A total of 4,470,000 shares of Common Stock and 1,250,000 shares of Series Z Preferred Stock are reserved for issuance under the Restated Plan. During 2003, the Company granted 520,000 common stock options under the Plan, with exercise prices of $0.10 per share, which were equal to or greater than the fair value of the Company's common stock on the date of grant. Options granted under the Plan vest over five years and expire ten years after grant date. Options granted under the Restated Plan vest over a period of five years and expire ten years after grant date. There were 737,316 options exercisable as of December 31, 2003 and 447,003 as of December 31, 2002.

        Information regarding the Company's common stock option plan is summarized below:

	Options	Weighted-average exercise price
Outstanding at January 1, 2002	2,541,917	0.24
Granted	886,700	0.10
Forfeited	(584,000)	0.29

Outstanding at December 31, 2002	2,844,617	0.20
Granted	520,000	0.10
Forfeited	(775,500)	0.23
Exercised	(70,000)

Outstanding at December 31, 2003	2,519,117	0.15

        The following table summarizes information about common stock options outstanding at December 31, 2003:

Exercise Price	Options Outstanding	Options Exercisable	Weighted-Average Remaining Contractual Life (Years)
$0.10	2,474,367	695,266	8.8
$1.20	20,250	20,250	6.1
$4.50	24,500	21,800	7.2

$0.10 to $4.50	2,519,117	737,316	8.0

        At December 31, 2003 and 2002, there were 1,150,000 and 1,050,000, respectively, Series Z Preferred Stock options outstanding, with 900,000 and 50,000 options issued during 2003 and 2002, respectively, and 800,000 and -0- options cancelled during 2003 and 2002, respectively. All Series Z Preferred Stock options issued during 2003 and 2002 have an exercise price of $1.16. There were 330,000 and 200,000 Series Z options exercisable as of December 31, 2003 and 2002, respectively.

        On August 20, 2001, the Company entered into a restricted stock and voting agreement with certain employees that allowed for the grant of common stock to each employee. As a condition of receiving such restricted stock, the employee had to surrender to the Company previously granted common stock options. The shares of restricted stock may not be transferred and are subject to forfeiture under terms of an agreement between the employee and the Company. As of December 31, 2003 and 2002, 521,000 shares and 625,000 shares, respectively, were unvested. The fair value of the restricted stock of $58,915 has been recorded as deferred compensation and is being amortized over the five year vesting period of the restricted stock.

        During 2002, the Company purchased software from a third party for $10,000 in cash and the issuance of 1.3 million shares of restricted common stock, which vests over 12 to 36 months dependent upon the achievement of certain technological and business milestones.

NOTE I—COMMITMENTS AND CONTINGENCIES

        The Company leases office facilities and certain equipment under operating leases. Leases that expire are generally expected to be renewed or replaced by other leases. Rental expense under these leases for the years ended December 31, 2003 and 2002 was approximately $310,000 and $326,000, respectively. As of December 31, 2003, there are no operating leases that had initial or remaining noncancelable lease terms in excess of one year.

        Prior to 2002, the Company filed suit in the District Court of Dallas County, Texas against Insys, S.A. (Insys), a Mexican corporation, for $3.5 million related to collection of amounts due from Insys under two contracts between the Company and Insys. A settlement agreement was reached in June 2004 in the amount of $50,000.

NOTE J—SUBSEQUENT EVENT

        On July 1, 2004, Click Commerce, Inc. ("Click") acquired the Company. Pursuant to an Agreement and Plan of Merger, dated June 17, 2004, the Company became a wholly-owned indirect subsidiary of Click. Click acquired the Company for consideration consisting of approximately 700,000 shares, valued at $4.795 per share, of Click common stock and the repayment of approximately $1.25 million of existing indebtedness.

Annex B

        The following unaudited pro forma condensed combining financial data are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of bTrade, Inc. and notes thereto included herein as well as the consolidated financial statements included in the Click Commerce, Inc. Annual Report on Form 10-K for the year ended December 31, 2003, the condensed consolidated financial statements and notes thereto (unaudited) included in the Click Commerce, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and the Current Report on Form 8-K filed on April 22, 2004 (as amended on July 2, 2004) to report the acquisition of substantially all of the operating assets and certain liabilities of Webridge, Inc.

CLICK COMMERCE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
June 30, 2004

(dollars in thousands)

Description	Click Commerce	bTrade	Pro Forma Adjustments		Click Commerce/ bTrade Pro Forma
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$12,458	$9	$(1,311	)(D)	$11,156
Trade accounts receivable, net	6,387	680	—		7,067
Other current assets	1,414	142	—		1,556

Total current assets	20,259	831	(1,311)		19,779
Property and equipment, net	830	429	(129	)(A)	1,130
Intangible assets, net	2,160	—	1,500	(B)	3,660
Goodwill	1,519	—	3,718	(B)	5,237
Other assets	359	10	—		369

Total assets	$25,127	$1,270	$3,778		$30,175

Liabilities and shareholders' equity (deficit)
Current liabilities:
Accounts payable	$454	$319	$—		$773
Billings in excess of revenues earned on contracts in progress	132	—	—		132
Deferred revenue	4,274	1,633	(1,143	)(C)	4,764
Accrued compensation	1,322	166	—		1,488
Debt and accrued interest		1,311	(1,311	)(D)	—
Accrued expenses and other current liabilities	2,183	468	285	(M)	2,936

Total current liabilities	8,365	3,897	(2,169)		10,093
Other liabilities	43	—	—		43

Total liabilities	8,408	3,897	(2,169)		10,093
Common stock	9	71	(71	)(E)	10
			1	(F)
Paid in excess of par	66,108	28,185	(28,185	)(E)	69,450
			3,342	(F)
Preferred stock	—	227	(227	)(E)	—
Accumulated other comprehensive income	146	—			146
Deferred compensation	—	(23)			(23)
Note receivable—officer		(100)	100	(E)	—
Treasury stock	(117)				(117)
Accumulated deficit	(49,427)	(30,987)	30,987	(E)	(49,427)

Total shareholders' equity (deficit)	16,719	(2,627)	5,947		20,039
Total liabilities and shareholders' equity (deficit)	$25,127	$1,270	$3,778		$29,890

See accompanying notes to unaudited pro forma condensed combining financial statements

CLICK COMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

For the six months ended June 30, 2004

(dollars in thousands, except per share data)

Description	Click Commerce	1/1/04 to 4/21/04 Webridge	Webridge Pro Forma Adjustments		Click Commerce/ Webridge Pro Forma	bTrade	bTrade Pro Forma adjustments		Click Commerce/ Webridge/bTrade Pro Forma
Revenues
Product license	$2,647	$98	$—		$2,745	$532	$—		$3,277
Service	8,833	1,341	—		10,174	1,802	—		11,976

Total revenues	11,480	1,439	—		12,919	2,334	—		15,253
Cost of revenues
Product license	86	—	—		86	121	—		207
Service	4,682	460	(22	)(G)	5,120	994	(31	)(I)	6,083

Total cost of revenues	4,768	460	(22)		5,206	1,115	(79)		6,290
Gross profit	6,712	979	22		7,713	1,219	79		8,963
Operating expenses:
Sales and Marketing	1,278	179	(7	)(G)	1,450	1,028	(41	)(I)	2,437
Research and development	1,065	513	(11	)(G)	1,567	623	(31	)(I)	2,159
General and administrative	2,115	173	(17	)(G)	2,281	913	(17	)(I)	3,177
Amortization of stock-based compensation	21	2	—		23	—	23
Amortization of intangible assets	169	—	92	(H)	261	—	160	(J)	421
Restructuring and other charges	—	—	—		—	—	—		—

Total operating expensess	4,648	867	67		5,582	2,564	71		8,217
Operating Income (loss)	2,064	112	(45)		2,131	(1,345)	40		746
Other income (expense)	(36)	34	—		(2)	(70)	—		(72)

Net income (loss)	2,028	146	(45)		2,129	(1,415)	(40)		674

Basic net income (loss) per share	$0.24				$0.23				$0.07

Diluted net income (loss) per share	$0.22				$0.22				$0.07

Weighted average common shares: outstanding—basic	8,623,056		615,303	(N)	9,238,359		698,398	(L)	9,936,757
Weighted average common shares outstanding—diluted	9,046,789		615,303	(N)	9,662,092		698,398	(L)	10,360,490

See accompanying notes to unaudited pro forma condensed combining financial statements.

CLICK COMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

For the Year ended December 31, 2003

(dollars in thousands except per share data)

Description	Click Commerce	Webridge	Webridge Proforma Adjustments		Click Commerce/ Webridge Pro Forma	bTrade	bTrade Pro forma adjustments		Click Commerce/ Webridge/bTrade Pro Forma
Revenues
Product license	$4,164	$788	$—		$4,952	$1,953	$—		$6,905
Service	14,025	3,121	(154	)(K)	16,992	3,834	(382	)(C)	20,444

Total revenues	18,189	3,909	(154)		21,944	5,787	(382)		27,349
Cost of revenues
Product license	341	—	—		341	239	—		580
Service	8,375	1,123	(139	)(G)	9,359	1,730	(62	)(I)	11,027

Total cost of revenues	8,716	1,123	(139)		9,700	1,969	(62)		11,607
Gross profit	9,473	2,786	(15)		12,244	3,818	(320)		15,742
Operating expenses:
Sales and Marketing	3,409	1,197	(38	)(G)	4,568	2,739	(83	)(I)	7,224
Research and development	2,411	2,764	(66	)(G)	5,109	2,637	(62	)(I)	7,684
General and administrative	4,520	474	(54	)(G)	4,940	1,267	(34	)(I)	6,173
Amortization of stock-based compensation	58	173	—		231	—			231
Amortization of intangible assets	107	—	405	(H)	512	—	320	(J)	832
Restructuring and other charges	2,960	—	—		2,960	—	—		2,960

Total operating expensess	13,465	4,608	247		18,320	6,643	141		25,104
Operating Income (loss)	(3,992)	(1,822)	(262)		(6,076)	(2,824)	(461)		(9,362)
Other income (expense)	341	(14)	—		327	55	—		382

Net loss	(3,651)	(1,836)	(262)		(5,749)	(2,770)	(461)		(8,980)

Net loss per share—basic and diluted	$(0.45)				$(0.65)				$(0.95)

Shares used in computing net loss per share basic and diluted	8,163,223		615,303	(N)	8,778,526		698,398	(L)	9,476,924

See accompanying notes to unaudited pro forma condensed combining financial statements.

CLICK COMMERCE, INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

1.     BASIS OF PRESENTATION

        The unaudited pro forma condensed combining balance sheet as of June 30, 2004 gives effect to the acquisition of bTrade, Inc. ("bTrade"), a privately-held Texas corporation as if it occurred on that date. The unaudited pro forma condensed combining statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 give effect to the acquisition of bTrade as if it occurred at January 1, 2003. The Click Commerce pro forma amounts presented in the unaudited pro forma condensed combining statements of operations include the pro forma results from the April 21, 2004 acquisition of substantially all of the operating assets and certain liabilities of Webridge, Inc. ("Webridge"), a privately-held Delaware corporation as if it occurred on January 1, 2003.

        Under terms and conditions of the Agreement and Plan of Merger, dated as of June 17, 2004, Click Commerce, Inc. ("the Company") acquired bTrade, based on a valuation of bTrade as a going-concern. Consideration paid consisted of 698,398 shares of Company common stock valued at $3.3 million and other cash payments totaling approximately $152,000 (pending a final working capital adjustment to the shares and cash), and the repayment of approximately $1.3 million of existing bTrade indebtedness. The Company also incurred approximately $215,000 of direct expenses related to closing the bTrade acquisition. The Company funded the acquisition using available cash on hand as well as the issuance of common stock.

        The assets acquired, including intangible assets, and liabilities assumed in this acquisition were recorded based upon management's best estimates of fair value with any excess purchase price being allocated to goodwill. The preliminary purchase price allocation may be subject to further adjustment as the Company finalizes its allocation in accordance with accounting principles generally accepted in the United States of America.

2.     PRO FORMA ADJUSTMENTS TO THE BALANCE SHEET AND STATEMENT OF OPERATIONS

  (A)
  Reflects the adjustment of property and equipment that were either (i) not acquired, (ii) had no future use, or (iii) written down to their estimated fair value as of the acquisition date

  (B)
  Reflects the establishment of intangible assets in the amount of $1.5 million based on an independent valuation and goodwill in the amount of $2.1 million.

  (C)
  Reflects the adjustment of bTrade's deferred revenue acquired in purchase accounting to its estimated fair value.

  (D)
  Reflects the cash paid for the retirement of bTrades debt.

  (E)
  Reflects the elimination of bTrade's common stock, preferred stock, paid-in capital, officers loan and accumulated deficit.

  (F)
  Reflects the value of Click Commerce Inc. stock issued for the purchase of the assets of bTrade (approximately $3.3 million).

  (G)
  Reflects adjustment of Webridge's depreciation expense for the valuation of property and equipment at estimated fair values as of the acquisition date.

  (H)
  Reflects amortization related to the identifiable intangible assets with definite useful lives in connection with the acquisition of Webridge.

  (I)
  Reflects adjustment of bTrade's depreciation expense for the valuation of property and equipment at estimated fair values as of the acquisition date

  (J)
  Reflects amortization related to the identifiable intangible assets with definite useful lives in connection with the acquisition of bTrade

  (K)
  Reflects the adjustment of Webridge's deferred revenue acquired in purchase accounting to its estimated par value.

  (L)
  Reflects the maximum Click Commerce Inc. shares to be issued in connection with the bTrade acquisition. Such shares are subject to working capital and other adjustments which may lower the final number of shares to be issued.

  (M)
  Reflects accrued deal costs incurred in connection with the bTrade acquisition.

  (N)
  Reflect the shares issued in connection with the Webridge acquisition.

QuickLinks

  Item 2.01
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE
  Annex A
INDEX TO FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm
bTrade, Inc. BALANCE SHEETS December 31,
bTrade, Inc. BALANCE SHEETS—CONTINUED December 31,
bTrade, Inc. STATEMENTS OF OPERATIONS Years ended December 31,
bTrade, Inc. STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) Years ended December 31, 2003 and 2002
bTrade, Inc. STATEMENTS OF CASH FLOWS Years ended December 31,
bTrade, Inc. NOTES TO FINANCIAL STATEMENTS December 31, 2003 and 2002
CLICK COMMERCE, INC. UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET June 30, 2004 (dollars in thousands)
CLICK COMMERCE, INC. UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS For the six months ended June 30, 2004 (dollars in thousands, except per share data)
CLICK COMMERCE, INC. UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS For the Year ended December 31, 2003 (dollars in thousands except per share data)
CLICK COMMERCE, INC NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS